UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 25, 2011
Date of Report (Date of earliest event reported)
Actuate Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-24607 (Commission File Number)	94-3193197 (IRS Employer Identification Number)
2207 Bridgepointe Parkway
Suite 500
San Mateo, California 94404
(Address of principal executive offices)(Zip Code)
(650) 645-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Shareholders of Actuate Corporation (“Actuate”) was held on May 25, 2011.
(b) The results of the matters submitted to a shareholder vote at the annual meeting were as follows:
1. Election of Directors: Our shareholders re-elected the following seven (7) directors to each serve a one-year term expiring on the date of the 2012 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Withheld	Broker Non-Votes
Peter I. Cittadini	32,039,113	1,161,107	8,359,998
Arthur C. Patterson	32,041,761	1,158,459	8,359,998
Kenneth E. Marshall	27,008,568	6,191,652	8,359,998
Raymond L. Ocampo Jr.	32,251,666	948,554	8,359,998
Timothy B. Yeaton	32,385,498	814,722	8,359,998
Nicolas C. Nierenberg	32,036,318	1,163,902	8,359,998
Steven D. Whiteman	26,743,212	6,457,008	8,359,998
2. Advisory Vote on Executive Compensation Matters (Say on Pay): Our shareholders approved the say on pay proposal.

For	Against	Abstain	Broker Non-Votes
32,380,825	742,981	76,414	8,359,998
3. Advisory Vote on the Frequency of Say on Pay Votes: Our shareholders approved “annual” as the frequency of say on pay votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
30,502,891	151,123	2,495,492	50,714	8,359,998
4. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of KPMG as our independent auditors for the year ended December 31, 2011.

For	Against	Abstain
41,237,541	198,538	124,139
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation
Date: May 26, 2011	By:	/s/ Peter I. Cittadini
		Name:	Peter I. Cittadini
		Title:	President and Chief Executive Officer